UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2006

Chembio Diagnostics, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-85787	88-0425691
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3661 Horseblock Road, Medford, NY 11763
(Address of principal executive offices)  (Zip Code)

Registrant's telephone number, including area code (631) 924-1135

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

The purpose of this Amendment No. 1 to the Form 8-K of Chembio Diagnostics Inc. (the “Company”) dated March 24, 2006 is to file the correct versions of both the Form of Incentive Stock Option Agreement and the Form of Non-Qualified Stock Option Agreement pursuant to the Company’s 1999 Equity Incentive Plan. The incorrect versions of these form agreements were inadvertently filed as Exhibits 10.3 and 10.4, respectively, to the original filing.  Accordingly, the documents filed as Exhibits 10.3 and 10.4, respectively, are hereby amended and restated in their entirety.  The remainder of the information contained in the original filing is not amended hereby.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits.

3.1	Certificate of Designation of Preferences, Rights and Limitations of Series B 9% Convertible Preferred Stock of the Registrant. (1)

4.2	Form of Common Stock Warrant issued pursuant to the Securities Purchase Agreement. (1)

4.3	Registration Rights Agreement, dated as of January 26, 2005, by and among the Registrant and the Purchasers listed therein. (1)

10.1	Securities Purchase Agreement (the “Securities Purchase Agreement”), dated as of January 26, 2005, by and among the Registrant and the Purchasers listed therein. (1)

10.2	Letter Agreement dated March 29, 2006 by and between the Company and Crestview Capital Master, LLC. (2)

10.3	Form of Stock Option Agreement (Incentive) under 1999 Equity Incentive Plan.

10.4         Form of Stock Option Agreement (Non-Qualified) under 1999 Equity Incentive Plan.

99.1	Press release titled Chembio Reports Fourth Quarter and Full-Year 2005 Results issued on March 31, 2006. (2)

99.2	Press Release titled “Chembio Appoints Distributor and Receives Approval for its Rapid HIV Tests in Kenya” issued on March 27, 2006. (2)

(1)	Incorporated by reference from the Company’s Current Report on Form8-K, filed with the SEC on January 31, 2005.
(2)	Incorporated by reference from the Company’s Current Report on Form 8-K, filed with the SEC on April 3, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 6, 2006     CHEMBIO DIAGNOSTICS, INC.

By:     /s/ Lawrence A. Siebert
Lawrence A. Siebert
Chief Executive Officer